EXHIBIT 24.1

POWER OF ATTORNEY

The Voluntary Investment Pension Plan for Hourly Employees of the Timken Company

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Company”), hereby (1) constitutes and appoints Philip D. Fracassa, Shelly M. Chadwick, and Hansal N. Patel, collectively and individually, as his or her agent and attorney-in-fact, with full power of substitution and resubstitution, to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) one or more registration statements on Form S-8, or other appropriate form (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the common shares, without par value, of the Company issuable pursuant to The Voluntary Investment Pension Plan for Hourly Employees of the Timken Company (the “Plan”), and, if required, the related participation interests under the Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises; and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 6th day of February 2019.

/s/ Shelly M. Chadwick	/s/ James F. Palmer
Shelly M. Chadwick Vice President and Chief Accounting Officer	James F. Palmer

/s/ Maria A. Crowe	/s/ Ajita G. Rajendra
Maria A. Crowe	Ajita G. Rajendra

/s/ Philip D. Fracassa	/s/ Joseph W. Ralston
Philip D. Fracassa Executive Vice President and Chief Financial Officer	Joseph W. Ralston

/s/ Elizabeth Ann Harrell	/s/ Frank C. Sullivan
Elizabeth Ann Harrell	Frank C. Sullivan

/s/ Richard G. Kyle	/s/ John M. Timken, Jr.
Richard G. Kyle President and Chief Executive Officer	John M. Timken, Jr.

/s/ John A. Luke, Jr.	/s/ Ward J. Timken, Jr.
John A. Luke, Jr.	Ward J. Timken, Jr.

/s/ Christopher L. Mapes	/s/ Jacqueline F. Woods
Christopher L. Mapes	Jacqueline F. Woods